PROMISSORY NOTE

$30,000.00 Santa Barbara, CA

February 17, 2016

ON DEMAND, Dala Petroleum Corp., a Delaware corporation, whose principal place of business is 175 South Main Street, Suite 1410, Salt Lake City, Utah promises to pay to the order of Mill City Ventures III Ltd. at 328 Barry Avenue South, Suite 210, Wayzata, MN 55391, the sum of Thirty Thousand Dollars ($30,000.00) Dollars, for value received with interest thereon at the rate of twelve (12%) percent per annum from date until paid in full with all interest on February 17, 2017.

In case this note should be placed in the hands of an attorney to institute legal proceedings to recover the amount hereof, or any part hereof, in principal or interest, or to protect the interests of the holder hereof, or in case the same should be placed in the hands of an attorney for collection, compromise or other action, the Maker binds itself to pay the fees of the attorney who may be employed for that purpose, which fees are hereby fixed at twenty-five (25%)percent, on the amount due or sued for, or claimed or sought to be protected, preserved or enforced.

The Maker hereby waives presentment for payment, demand, notice of non-payment, protest, and all pleas of division and discussion, and agree that the payment hereof may be extended from time to time, one or more times, without notice, hereby binding itself in solido, unconditionally and as original promissor for the payment hereof, in principal, interest, costs and attorneys' fees.

No delay on the part of the holder hereof in enforcing any rights hereunder shall operate as a waiver of such rights.

DALA PETROLEUM CORP.

BY: ____________________